Exhibit 10.22

FIRST AMENDMENT TO LEASE

Effective the 11th day of May, 2005, PARADIGM RESOURCES, L.C., a Utah limited liability company (hereinafter “Landlord”), and AMEDICA CORPORATION, a Delaware “C” corporation (hereinafter “Tenant”), enter into the following agreement:

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated March 22, 2004 (hereinafter “Lease”), for Space 302, consisting of approximately 5,197 square feet of gross rentable area located at (hereinafter “Leased Premises”).

WHEREAS, Landlord and Tenant desire to modify the Lease to include an additional 1,174 square feet.

WHEREAS, Landlord and Tenant desire to modify the Lease as follows:

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, it is covenanted and agreed between the parties that the Lease be modified and amended as follows:

1.	Section 1.01(I) of the Lease is amended and restated as follows: “That portion of the building at the approximate location outlined on Exhibit “A” known as Suite 302 consisting of approximately 6,371 square feet of gross rentable area. Approximately 16.5288% of such area is Tenant’s proportionate share of common area hallways, restrooms, etc. in the building.”

2.	Section. 1.01(K) RENTAL TERM, COMMENCEMENT AND EXPIRATION DATE of the Lease is amended and restated as follows: “The Rental Term shall commence on the earlier of (a) June 1, 2005 or (b) opening of Tenant for business at the Premises, and shall be for a period of four (4) and three (3) months ending August 31, 2009.”

3.	Section 1.01(L) BASE MONTHLY RENT of the Lease is amended and restated as follows: “Ten Thousand Four Hundred Eighty-Five and 60/100 Dollars ($10,485.60) commencing May 1, 2005.”

4.	Section 1.01(M) ESCALATIONS IN BASE MONTHLY RENT shall be amended and restated as follows: “$10,798.85 monthly, commencing June 1, 2005; $11,122.81 monthly, commencing June 1, 2006; $11,456.50 monthly, commencing June 1, 2007; $11,800.19 monthly, commencing June 1, 2008.”

5.	LANDLORD CONTRIBUTION TO TENANT’S WORK: Landlord shall contribute an amount not to exceed Eight Dollars ($8.00) per square foot or Nine Thousand Three Hundred Ninety Two and 00/100 Dollars ($9,392.00) toward Tenant’s cost of improvements in the Leased Premises, to be paid on the latter of

Tenant opening for business or upon satisfactory completion of Tenant’s work in accordance with the terms of Exhibit “C-1”. Landlord shall have no obligation to pay any portion of Landlord’s contribution to Tenant’s Work unless and until Landlord has been satisfied in its sole reasonable determination that Tenant has completed all of its construction obligations for the Leased Premises and provided Landlord with satisfactory evidence thereof, including, but not limited to, lien waivers from all contractors and subcontractors who have worked on the Leased Premises and all those who have supplied materials which have been utilized in the construction of the space. Tenant shall submit to Landlord a written request for payment of Landlord’s contribution as set forth herein, together with commercially reasonable evidence of the fact that it has completed all of Tenant’s work. Such evidence to be provided by Tenant shall include, but not be limited to, lien waivers from all contractors and subcontractors who have performed Tenant’s Work together with additional lien waivers from any supplier which has provided materials utilized in Tenant’s Work with a total aggregate value of more than $1,000.00. Within ten (10) days of receiving the written request for payment from Tenant, Landlord shall either pay Tenant the requested amount, or respond in writing with a list of specific objections to Tenant’s evidence, together with a request for any additional evidence, detail, and/or information which Landlord reasonably deems to be required. In the event Tenant’s improvements do not exceed the amount, any residual monies may be applied toward the Tenant’s lease for Suite 110 in the same building.

6.	Except as specifically modified, altered, or changed by this Amendment, the Lease and any amendments and/or extensions shall remain unchanged and in full force and effect throughout the term of the Lease.

LANDLORD:	PARADIGM RESOURCES, L.C., a Utah limited liability company

	By:	/s/ W. Richards Woodbury
W. Richards Woodbury, Manager

	By:	/s/ Don R. Brown
Don R. Brown, Manager

TENANT:	AMEDICA CORPORATION, a Delaware “C” corporation

	By:	/s/ Eugene B. Jones
		Its	Vice President, Finance

By:
Its:

ACKNOWLEDGMENT OF LANDLORD

STATE OF UTAH

COUNTY OF SALT LAKE

On this 18th day of May, 2005, before me personally appeared W. RICHARDS WOODBURY and DON R. BROWN, who being by me duly sworn did each for himself say that he is a Manager of that certain limited liability company known as PARADIGM RESOURCES, L.C., and that the within instrument was executed on behalf of said company by authority granted in said company’s operating agreement.

/s/ Delanie Kay Tucker
Notary Public

ACKNOWLEDGMENT OF TENANT

(Corporate)

STATE OF

COUNTY OF

On this 11th day of May, 2005, before me personally appeared Eugene B. Jones and             , to me personally known to be the Vice President and              of Amedica, the corporation that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of said corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

/s/ Linda L. Lamoreaux
Notary Public